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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) APRIL 25, 2008

                                   STRASBAUGH
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             (Exact name of registrant as specified in its charter)

          DELAWARE                      000-23576                777-0057484
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(State or other jurisdiction      (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification No.)


825 BUCKLEY ROAD, SAN LUIS OBISPO, CA                              93401
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 (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (805) 541-6424


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          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

      (a) Not applicable.

      (b) Not applicable.

      (c) Not applicable.

      (d) On April 25, 2008, the board of directors (the "Board") of Strasbaugh (the "Company") appointed Danilo Cacciamatta as a member of the Board. Mr. Caccimatta is a member of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Company entered into an Indemnification Agreement with Mr. Cacciamatta in connection with his appointment as a member of the Board. Under the Indemnification Agreement, the Company has agreed to indemnify Mr. Cacciamatta to the fullest extent permitted by California General Corporation Law and, in certain circumstances, to pay expenses including attorneys' fees, judgments, fines and settlement amounts incurred by Mr. Cacciamatta in any action or proceeding brought asserted against Mr. Cacciamatta in his capacity as a member of the Board.

      (e) Not applicable.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 30, 2008                  STRASBAUGH


                                      By: /s/ Richard Nance
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                                          Richard Nance, Chief Financial Officer